Exhibit 10.1

ASSIGNMENT OF ASSETS FOR CANCELLATION OF DEBT

THIS AGREEMENT, made this January 9, 2024, among Mid Penn Bank, a Pennsylvania banking corporation (“Creditor”), YIC Acquisition Corporation, a Nevada corporation (the “Debtor”), and YIC Corporation, (f/k/a Yuengling’s Ice Cream Corporation) a Pennsylvania corporation (“Yuengling’s” or “Original Assignor”).

Recitals

WHEREAS, Debtor is the owner of certain ice cream-related assets (“Assets”) acquired through a UCC Article 9 sale by Mid Penn Bank on or about June 18, 2019. As consideration for the purchase of the Assets, Debtor agreed to assume the debt of Yuengling Ice Cream Corp, a Pennsylvania business corporation, now called YIC Corporation. A copy of the original outstanding Debt is attached hereto as Exhibit A.

WHEREAS, Debtor is indebted to Creditor, Debtor’s principal creditor, in the amount of approximately One Million One Hundred Ninety One Thousand Two Hundred Seven and 5/100 Dollars ($1,191,207.05) (the “Debt”).

WHEREAS, Debtor has offered to transfer and assign all of its ice cream-related assets to Creditor, if Creditor releases Debtor from all debt owed to Creditor.

WHEREAS, This Agreement shall not affect the guarantors of the Debt which will be subject to further negotiation between the Creditor and the Guarantors.

WHEREAS, Creditor deems it advisable to acquire all of Debtor’s ice cream-related assets and operate its business directly.

WHEREAS, YIC Corporation, the original owner and assignor of certain ice cream-related assets, agrees, for this purpose alone, to sign off on this transaction between Debtor and Creditor to ensure Creditor has the proper title/ownership of the ice cream-related assets.

It is therefore agreed:

1. Transfer of assets by Debtor to Creditor. Debtor shall transfer, convey, and assign to Creditor on the Closing Date as hereinafter defined, in cancellation of the Debt of approximately One Million One Hundred Ninety One Thousand Two Hundred Seven and 5/100 Dollars ($1,191,207.05) owing by it to Creditor, Debtor’s business AS IS, WHERE IS AND WITH ALL FAULTS, and all other of Debtor’s ice cream-related assets and property, of every kind, nature, and description, without limitation and wherever located, owned, or held by Debtor or to which Debtor is entitled on the Closing Date, except the following (the “Excluded Assets”):

(a) All cash in the Mid Penn Bank account on the Closing Date;

(b) Corporate seal, Certificate of Incorporation, minute books, stock books, and other records having to do with the corporate organization or capitalization of Debtor; and

(c) Rights which accrue or will accrue to Debtor under this agreement.

The ice cream-related assets which Debtor shall transfer and assign hereunder (the “Assets to be Acquired”) shall consist of those owned by Debtor on the Closing Date, without limitation, except for Excluded Assets.

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2. Assumption of liabilities of Debtor. Subject to the conditions hereinafter set forth, Creditor shall assume, pay, perform, or discharge in accordance with the respective terms thereof the following liabilities and obligations of Debtor and no other:

(a) The Trademark License Agreements attached hereto as Exhibit B.

It being the intent that the following liabilities shall not be assumed by Creditor:

(a) All liabilities of Debtor; and

(b) All liabilities or indebtedness or obligations owing by Debtor to Guarantor.

3. Documents of transfer. The conveyance, transfer, assignments, and delivery of the Assets to be Acquired by Creditor shall be effected by bills of sale, endorsements, assignments, deeds, and other instruments of transfer and conveyance in such form as Creditor shall request. Debtor shall, at any time, and from time to time after the Closing Date, upon the request of Creditor execute, acknowledge, and deliver, or shall cause to be done, executed, acknowledged, and delivered, all such further acts, bills of sale, endorsements, assignments, deeds, transfers, conveyances, powers of attorney, and assurances as may be required for effectively selling, assigning, transferring, granting, conveying, assuring, and confirming to Creditor, or to its successors and assigns, or for aiding and assisting in collecting and reducing to possession any or all of the Assets to be Acquired. If Debtor is unwilling or, for any reason, unable to take any of the foregoing actions, Debtor hereby authorizes and empowers Creditor (or any duly authorized officer of Creditor) in its (or his) own name, or in the name of its (or his) nominee, or in the name of, and as attorney hereby irrevocably constituted for, Debtor, to take any and all such action.

4. Extinguishment of indebtedness. On the Closing Date, Creditor shall accept the Assets to be Acquired in full satisfaction of the Debt of Debtor to Creditor. Creditor acknowledges that it shall recognize the unpaid balance of the Debt as an uncollectible loss, subject to effectuation of the terms and conditions and consummation of the Closing as provided in this agreement. On and after the Closing Date, with respect to Debtor, the Debt shall be null, void and of no effect.

(a) To the extent that the assignment of any contract, license, lease, commitment, or receivable to be assigned to Creditor shall require the consent of any other party to such contract, license, lease, commitment, or receivable, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. Debtor shall use its commercially reasonable efforts to obtain, on or before the Closing Date, the consent of the other party to such contract, license, lease, commitment, or receivable to the assignment thereof to Creditor. If such consent is not obtained on or before the Closing Date, Debtor shall cooperate with Creditor in any reasonable arrangement designed to provide for Creditor the benefits under any such contract, license, lease, commitment, or receivable, including enforcement, at the cost and for the benefit of Creditor, of any and all rights of Debtor against the other party thereto arising out of the breach or cancellation by such other party or otherwise.

5. Closing. The Closing under this agreement shall take place at 10:00 am eastern daylight time, at the Creditor’s offices located at 2407 Park Drive, Harrisburg, PA 17110, on January 9, 2024, or at such other time and place as shall be fixed by an agreement between counsel for the parties hereto (the “Closing Date”). From and after the Closing Date, Debtor shall not engage in any business or other activity, except as is required to complete its winding up, liquidation, and dissolution or as is contemplated or required by this agreement.

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6. Debtor’s representations. Debtor represents and warrants to Creditor as follows:

(a) Organization and standing. Debtor is duly incorporated, validly existing, and in good standing under the laws of the State of Nevada, and is duly qualified, licensed, and in good standing as a foreign corporation in the State of Pennsylvania. Neither the business activities nor the ownership or leasing of property by Debtor require it to be qualified in any other jurisdiction.

(b) Financial statements. Annexed hereto as Exhibit C are the balance sheet of Debtor and the related statements of income, retained earnings, and related schedules for the period ending April 30, 2023 (the “Balance Sheet Date”). Such financial statements (1) present in all material respects the financial condition of Debtor, as at the dates indicated, and the results of their operations for the periods indicated, and (2) have been prepared in accordance with generally accepted accounting principles consistently applied. The respective amounts set up as provisions for taxes on the balance sheet are sufficient for the payment of all unpaid federal, state, county, and local taxes of Debtor for or applicable to the respective fiscal periods ended on such balance sheet dates and all fiscal periods prior thereto.

(c) Taxes. Debtor has duly filed all required federal, state, county, and local tax reports and returns, and such reports and returns are true and correct to the best of Debtor’s knowledge.

(e) Absence of certain changes. Since the Balance Sheet Date, there has been no material adverse change in Debtor’s condition, financial or otherwise, as reflected by the above balance sheet, other than changes occurring in the ordinary course of business and the continued operation of Debtor at a loss. Since the Balance Sheet Date, Debtor as not: (1) issued any securities of any kind whatsoever (2) incurred any liability (absolute or contingent), except current liabilities incurred and liabilities under instruments which are listed and described in the exhibits annexed hereto; (3) discharged or satisfied any lien or encumbrance, or paid any liability (absolute or contingent), other than current liabilities shown on the balance sheet of Debtor as of the Balance Sheet Date and current liabilities incurred since the Balance Sheet Date in the ordinary course of business; (4) declared, set aside, or paid any dividend or made other distribution in respect of its capital stock or made any direct or indirect redemption, purchase, or other acquisition of any of such stock; (5) subjected any of its assets to any lien or other encumbrance, except financing in the ordinary course of business; (6) sold or transferred any of its tangible assets or canceled any debts or claims, except in each case in the ordinary course of business; (7) suffered any extraordinary losses or waived any rights of substantial value; or (8) entered into any transaction other than in the ordinary course of business.

(f) Employment agreements. Debtor is not a party to any written or oral (1) agreement for the employment of any officer or employee, (2) pension, profit sharing, retirement, bonus, insurance, or similar obligation with respect to its employees or others, (3) contract with any labor union, (4) agency or advertising contract which is not terminable on 30 days’ (or less) notice, or (5) contract or agreement of any other nature with any person, firm, or corporation, whether or not such obligations are of a legally binding nature or in the nature of informal understandings, other than the contracts and agreements made in the ordinary course of business which terminate or are terminable without penalty by Debtor on or before the Closing Date.

(g) Contracts. Annexed hereto as Exhibit D is a complete and correct list and summary description of all material contracts and agreements, oral or written, to which Debtor is a party at the date hereof, other than those described in other exhibits and other than arrangements made in the ordinary course of business which terminate or are terminable by Debtor on or before the Closing Date. Creditor hereby abandons its interest in the Contracts set forth in Exhibit D.

(h) Loans, lines of credit. Except as set forth on Exhibit E, and the loans owed to Creditor, Debtor is not a party to any contract or arrangement relating to loans, lines of credit, or other extensions of credit to Debtor or agreements therefor of any kind other than the contracts or loans set forth in the annexed exhibits.

(i) Prior delivery. True copies of all agreements, contracts, and other instruments listed in the exhibits annexed hereto have been delivered to Creditor and its attorneys and agents prior to the date of this Agreement.

(j) Litigation. Except as set forth on Exhibit F, there are no actions, suits, or proceedings pending or, to the knowledge of Debtor, threatened against, by, or affecting Debtor in any court or before any governmental agency, domestic or foreign. Debtor is not subject to any order, writ, injunction, or decree of any court or agency which would prevent the sale of all or any part of Debtor’s assets, or has created or would create any lien thereon or would affect or interfere with Debtor’s use thereof or rights therein.

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(k) Compliance with laws. Debtor, to the best of its knowledge, (1) has complied with all laws, regulations, and orders applicable to its business; and (2) the execution and carrying out of this agreement and compliance with the provisions hereof by Debtor will not violate any provision of law applicable to Debtor and will not conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, Debtor’s corporate charter and bylaws, or any indenture, mortgage, security interest, agreement, or other instrument to which Debtor is a party or by which it may be bound, nor result in the creation of any lien, charge, or encumbrance upon any of Debtor’s properties or assets. Debtor YIC Acquisitions Corporation acknowledges that it has not filed annual reports with Nevada Department of State and thus its charter is currently revoked.

7. Creditor’s representations. Creditor represents and warrants to Debtor as follows:

(a) Organization and standing. Creditor is duly incorporated, validly existing, and in good standing under the laws of the State of Pennsylvania.

(b) Compliance with laws. Neither the execution and delivery of this agreement, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms, provisions, and conditions hereof will conflict with, or result in a breach of any term, provision, or condition of Creditor’s Certificate of Incorporation or Bylaws or of any instrument to which Creditor is a party or by which it may be bound or constitute (with the giving of notice, or the passage of time, or both) a default under any such instrument.

8. Access to books, records, etc. For a period of six (6) months after the execution of this agreement, Debtor shall afford to the officers and accredited representatives of Creditor free access to the offices, books, and records of Debtor in order that Creditor may have full opportunity to make such investigation as it desires of the affairs of Debtor.

9. Conditions precedent to consummation of transaction by Creditor. The obligations of Creditor are, at its option, subject to the conditions that:

(a) Performance. All of the terms, covenants, and conditions of this agreement to be complied with by Debtor on or before the Closing Date shall have been complied with.

(b) Representations and warranties. The representations and warranties made by Debtor herein shall be correct, as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date and Debtor shall have delivered a certificate signed by an authorized officer of Creditor to such effect. Creditor shall be deemed to have relied on each and every such representation and warranty made hereunder by Debtor.

(c) No substantial change. The business and property of Debtor between the date hereof and the Closing Date shall not have been adversely affected in any substantial way by any cause whatsoever, including, but in no way limited to, acts of God, fire, explosion, earthquake, windstorm, accident, flood, drought, war, embargo, riot, condemnation, confiscation, seizure, activities of armed forces, and order of the United States of America, the states and their municipalities, and federal, state or local departments, agencies and commissions, unless such order has general application to the industry or any business in which Debtor is engaged.

10. Conditions precedent to consummation of transaction by Debtor. The obligations of Debtor are, at its option, subject to the conditions that:

(a) Representations and warranties. The representations and warranties made by Creditor herein shall be correct, as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date.

11. Deliveries to be made at the closing. There shall be no payments at the Closing:

12. Fees and expenses. Each party hereto shall pay its own expenses incident to this agreement and the transactions contemplated hereby, including all fees of its counsel and accountants, whether or not this agreement and such transactions shall be consummated.

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13. Releases. Except for the covenants, agreements, representations, and warranties made herein by the parties, which shall survive the Closing Date as provided herein, and the assignments and documents to be delivered at the Closing, none of which are hereby released:

(a) Debtor hereby releases Creditor, its affiliates, and their respective officers, directors, and employees of and from all claims, demands, and liabilities of any kind or nature from the beginning of the world to the date hereof; and

(b) Creditor hereby releases Debtor, its affiliates, stockholders, officers, directors, successors and assigns, of and from any and all claims, demands, and liabilities to Creditor of any kind or nature, arising from direct transactions between Creditor and such parties from the beginning of the world to the date hereof.

14. Debtor’s indemnification to Creditor. Debtor shall be liable to Creditor for any damage or loss arising out of the breach of any representation or warranty or agreement made by it in or pursuant to this agreement, and shall indemnify Creditor against:

(a) Any liability for taxes arising out of the failure of Debtor to pay the correct amount of its taxes payable that arise prior to the Closing Date, except to the extent that such liability has been specifically assumed by Creditor pursuant to paragraph 2;

(b) Any other liability of Debtor that arises prior to the Closing Date, which has not been specifically assumed by Creditor pursuant to Paragraph 2; and

(c) Any loss sustained or any liability incurred by Creditor because a representation or warranty made by Debtor in this agreement or in the documents delivered pursuant hereto, or any information furnished to Creditor by any officer of Debtor shall prove to have been false or incorrect on the date on or as of which it was made, or Debtor shall fail to perform or observe any covenant made by it in this agreement.

15. Miscellaneous provisions.

(a) Survival of representations. All representations and warranties of the parties hereunder shall survive the Closing Date for six (6) months. All of the terms and provisions of this agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Debtor and Creditor. It is contemplated that Creditor may assign its rights hereunder prior to the Closing Date to a subsidiary or subsidiaries to be formed for such purpose.

(b) Nonperformance of conditions—waiver and termination. If either party to this agreement shall be unable to perform on or before the Closing Date any of the agreements, covenants, or conditions which are of material significance required to be performed or fulfilled by such party, the other party, at its option, may either waive such conditions or terminate this agreement by notice given to the other party, and in the event of termination both parties shall be released from any further obligation or liability hereunder.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when actually received by hand delivered or by prepaid, international overnight courier:

To Creditor:
Mid Penn Bank
2407 Park Drive
Harrisburg, PA 17110
Attention: James Ridd

Debtor:
YIC Acquisitions Corp
One Glenlake Parkway, #650
Atlanta, GA 30328
Attn: Everett Dickson

Original Assignor:
YIC Corporation
Attn: Robert C. Bohorad

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(d) Entire agreement—alteration or amendment. This agreement embodies the entire agreement between the parties and may not be altered or amended except by a writing signed by the parties.

(e) Captions. The captions are for convenience only and shall not control or affect the meaning or construction of any provision of this agreement.

(f) Counterparts. This agreement may be executed in one or more counterparts, including by electronic means and by email in portable document format, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

(g) Non-waiver. No delay or failure by a party to exercise any right under this agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

(h) Governing law. This agreement shall be construed in accordance with and governed by the laws of the State of Pennsylvania.

(i) Binding effect. This agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, and assigns.

(j) Waiver of Right to redeem. The Debtor acknowledges it is in default under the Security Agreement dated June 18, 2019, as Debtor and in favor of Creditor. The Debtor waives its right to redeem the collateral under the UCC as it now exists.

[SIGNATURE PAGE FOLLOWS]

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Witness the due execution hereof as of the day and year first above-written. Concurred in insofar as this agreement applies to the undersigned:

Creditor:

Mid Penn Bank

/s/ Bonnie Berkoski
Bonnie Berkoski

Debtor:

YIC Acquisitions Corp

/s/ Everett M. Dickson
Everett M. Dickson, President

Original Assignor:

YIC Corporation

/s/ Robert C. Bohorad
Robert C. Bohorad, Officer

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